                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                        ________________________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              ___________________

                             CAMDEN PROPERTY TRUST

            (Exact name of registrant as specified in its charter)

          Texas                                  76-6088377

(State of incorporation or organization)         (I.R.S. employer identification
                                                 number)
3200 Southwest Freeway, Suite 1500
Houston, Texas
                                                 77027


(Address of principal executive offices)         (zip code)

If this form relates to the registration of a    If this form relates to the registration of a
class of securities pursuant to Section 12(b)    class of securities pursuant to Section 12(g)
of the Exchange Act and is effective             of the Exchange Act and is effective
pursuant to General Instruction A.(c),           pursuant to General Instruction A.(d),
please check the following box.   [ ]            please check the following box.   [ ]

     Securities Act registration statement file number to which this form relates: 333-45817

     Securities to be registered pursuant to Section 12(b) of the Act:

                                               Name of each exchange on
          Title of each class                  which each class is to be
          to be so registered                          registered
          -------------------                   -----------------------

    Series A Cumulative Convertible             New York Stock Exchange
Preferred Shares of Beneficial Interest
           Par Value $0.01

     Securities to be registered pursuant to Section 12(g) of the Act:

          None.
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Item 1    Description of Registrant's Securities to be Registered
          -------------------------------------------------------

          The description of the Registrant's Series A Cumulative Convertible Preferred Shares of Beneficial Interest, par value $0.01 per share, is contained under the caption "Description of Camden Securities-- Camden Preferred Shares" in the Joint Proxy Statement/Prospectus that forms a part of the Registration Statement on Form S-4 (Registration No. 333-45817) filed by the Registrant on February 6, 1998, which is incorporated herein by reference.

Item 2    Exhibits
          --------

          Amended and Restated Declaration of Trust of Camden Property Trust (filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (file no. 1-12110) and incorporated by reference herein).

          Second Amended and Restated Bylaws of Camden Property Trust (filed as
          Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 (file no. 1-12110) and incorporated by reference herein).

       * Form of Statement of Designation of Series A Cumulative Convertible Preferred Shares of Camden Property Trust.


-------------

       *  Filed herewith
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                                   SIGNATURE


  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: March 3, 1998           CAMDEN PROPERTY TRUST


                                 By: /s/ G. Steven Dawson
                                     --------------------------------------
                                     G. Steven Dawson
                                     Senior Vice President - Finance, Chief
                                     Chief Financial Officer, Treasurer and
                                     Assistant Secretary
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                                 EXHIBIT INDEX


EXHIBIT NO.        DESCRIPTION
-----------        -----------


     1 Amended and Restated Declaration of Trust of Camden Property Trust (filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (file no. 1-12110) and incorporated by reference herein).

     2 Second Amended and Restated Bylaws of Camden Property Trust (filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997
                   (file no. 1-12110) and incorporated by reference herein).

   * 3 Form of Statement of Designation of Series A Cumulative Convertible Preferred Shares of Camden Property Trust.

----------------------


   *  Filed herewith.